Exhibit 99.(d)(9)

Execution Copy

AMENDMENT NO. 1 TO SERIES C CUMULATIVE CONVERTIBLE

REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT AND

COMMON STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SERIES C CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT AND COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of June 24, 2005 in part amends the SERIES C CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”) dated as of the 27th day of April, 2005 by and among Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”), and Security Capital Preferred Growth Incorporated, a Maryland corporation (the “Investor”).

WITNESSETH

WHEREAS, the Company, the Operating Partnership and the Investor desire to amend the Purchase Agreement to reflect their agreement with respect to the timing of the Closing under the Purchase Agreement;

WHEREAS, the Company has given notice as required under Section 6.7(b) of the Purchase Agreement of its issuance of Common Stock on June 10, 2005; and

WHEREAS, the Company and the investor desire to memorialize the exercise of certain rights under Section 6.7 of the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:

1.1 Amendment to Purchase Agreement.

The first sentence of Section 1.2 of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“The closing (the “Closing”) of the purchase and sale of the Series C Preferred Stock shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606 at 9:00 a.m., Chicago time, on the same date as the closing of the purchase by the Company of the remaining seventy-five percent ownership interest in the Renaissance Washington, D.C. as described in the Common Equity Prospectus but in no event later than July 29, 2005, provided that the Company shall provide at least three Business Days’ written notice (the “Closing Notice”) to the investor of the Closing date (such date and time being hereinafter referred to as the “Closing Date”).”

1.2 Purchase under Section 6.7 of Purchase Agreement.

(a) Purchase and Sale.

(i) Subject to the terms and conditions of this Agreement, at the closing (the “Common Stock Closing”), which shall be June 28, 2005 (the “Common Stock Closing Date”), the Company agrees to issue and sell to the Investor (or one or more of its affiliates) and the Investor (either directly or through one or more of its affiliates) agrees to purchase from the Company at the Common Stock Closing, 300,000 shares of Common Stock (the “June Shares”), at a purchase price of $22.347 (the “Common Stock Per-Share Price”), resulting in an aggregate purchase price of the Common Stock of $6,704,100 (the “Common Stock Purchase Price.”)

(ii) At the Common Stock Closing, the Company shall issue and deliver to the Investor a stock certificate or certificates in definitive form, registered in the name of the Investor representing the June Shares being purchased by the Investor hereunder, and the Investor shall deliver to the Company, against delivery of the stock certificate or certificates representing the June Shares then being purchased, the Common Stock Purchase Price for such June Shares by wire transfer of immediately available funds payable to the Company’s order.

(b) Representations and Warranties of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represent and warrant, as of the date of this Agreement and as of the Common Stock Closing Date, that:

(i) The execution and delivery by the Company of this Agreement, the issuance and sale of the June Shares to be sold by the Company and the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement and all other transactions herein contemplated by the Company or the Operating Partnership, including, without limitation, the issuance of the June Shares at the Common Stock Closing Date, do not and will not: (A) conflict with, or result in any breach of, or constitute a default under nor constitute any event which (with notice, lapse of time, or both) would constitute a breach of or default under (i) any provisions of the charter (including, without limitation, the articles supplementary) or bylaws or other organizational documents of the Company or any Significant Subsidiary, (ii) any provision of any license, lease, indenture, mortgage, deed of trust, loan, credit, operating agreement, property management agreement or other agreement or instrument to which any of them is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any Significant Subsidiary or any of their respective properties or assets or (iv) any decree, judgment or order applicable to the Company or any

Significant Subsidiary; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any Significant Subsidiary, except in each case described in clauses (A)(ii) through (iv) and (B) of this sentence for such conflicts, breaches, defaults and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(iii) Assuming due authorization, execution and delivery of this Agreement by the Investor, this Agreement is a legally valid and binding obligation of the Company and the Operating Partnership, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof.

(iv) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the June Shares and approval of the New York Stock Exchange for listing of the Common Stock.

(v) The June Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the June Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise.

(vi) Subject to 1.2(f), each representation contained in Article II of the Purchase Agreement is true and correct as of the date hereof and as of the Common Stock Closing Date as though made as of the date hereof and as of the Common Stock Closing Date and contained in this Section 1.2(b).

(c) Representations and Warranties of the Investor. The Investor represents and warrants, as of the date of this Agreement and as of the Common Stock Closing Date, that:

(i) The Investor has the requisite power and authority, and has taken all required action necessary, to execute, deliver and perform this Agreement and to purchase the June Shares hereunder.

(ii) This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(iii) The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby do not (i) result in a violation of the Investor’s constituent documents or (ii) conflict with, or constitute a default under (or an event which with notice or lapse of time or both would become a default under), or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or by which any property or asset of the Investor is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not materially impair the Investor’s ability to perform its obligations under this Agreement).

(iv) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Investor’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein or the Investor’s purchase and ownership of the June Shares, other than (i) such as have been obtained, or will have been obtained at the Common Stock Closing Date, and (ii) such approvals, authorizations, consents or orders or filings, the absence of which could not reasonably be expected to have a material adverse effect, individually or in the aggregate, on the ability of the Investor to fulfill its obligations under this Agreement.

(v) Each representation contained in Article III of the Purchase Agreement is true and correct as of the date hereof and as of the Common Stock Closing Date as though made as of the date hereof and as of the Common Stock Closing Date and contained in this Section 1.2(c).

(d) Conditions of the Investor’s Obligations at the Common Stock Closing. The Investor’s obligations to effect the Common Stock Closing under this Agreement are subject to the satisfaction or waiver by the Investor on or before the Common Stock Closing of each of the following conditions:

(i) Subject to Section 1.2(f), the representations and warranties of the Company and the Operating Partnership contained in Section 1.2(b) shall be true in all material respects (except for those representations and warranties which are otherwise qualified by materiality, which representations and warranties shall be true) on and as of the Common Stock Closing Date with the same effect as though such representations and warranties had been made on and as of the Common Stock Closing Date.

(ii) The Investor shall have received from Sullivan & Cromwell LLP and Venable LLP, each counsel for the Company, the opinions set forth in the Purchase Agreement as modified in Exhibits A-i, A-2 and A-3 hereto, respectively.

(iii) The Company shall have caused the June Shares to be listed on each securities exchange or quoted on each interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted.

(iv) On or before the Common Stock Closing Date, the Company and the Investor shall have entered into a Registration Rights Agreement substantially in the form attached to the Purchase Agreement as Exhibit B as further modified and attached hereto as Exhibit B.

(v) The conditions set forth in Sections 4.3, 4.8 and 4.9 of the Purchase Agreement shall be incorporated by reference herein as though set forth herein, except that (x) each reference to Series C Preferred Stock shall be deemed to be a reference to June Shares, (y) each reference to the Closing shall be deemed to be a reference to the Common Stock Closing and each reference to the Closing Date shall be a reference to the Common Stock Closing Date and (z) each reference to “this Agreement,” “hereby” or similar references to the Purchase Agreement therein shall be a reference to this Agreement. In addition, the Company and the Operating Partnership shall each have delivered to the Investor at the Closing a certificate or certificates signed by an authorized officer of the Company or the Operating Partnership, as applicable, to the effect that the facts required to exist by Sections 1.2(d)(i) and (iii) of this Agreement and Sections 4.3 and 4.9 of the Purchase Agreement (as and to the extent each such Section is incorporated herein) exist as of the Common Stock Closing Date and addressing such other matters to be set forth therein.

(e) Conditions of the Company’s Obligations at the Common Stock Closing.

The obligations of the Company to effect the Common Stock Closing under this Agreement are subject to the fulfillment on or before the Common Stock Closing of each of the following conditions:

(i) The representations and warranties of the Investor contained in Section 1.2(c) shall be true in all material respects (except for those representations and warranties which are otherwise qualified by materiality, which representations and warranties shall be true) on and as of the Common Stock Closing Date with the same effect as though such representations and warranties had been made on and as of the Common Stock Closing Date.

(ii) The conditions set forth in Sections 5.2 and 5.3 of the Purchase Agreement shall be incorporated by reference herein as though set forth herein, except that (x) each reference to Series C Preferred Stock shall be deemed to be a reference to June Shares, (y) each reference to the Closing shall be deemed to be a reference to the Common Stock Closing and each reference to the Closing Date shall be a reference to the Common Stock Closing Date and (z) each reference to “this Agreement,” “hereby” or similar references to the Purchase Agreement therein shall be a reference to this Agreement.

(f) Updates. For purposes of the representations and warranties given in Section 1.2(b)(vi) and the condition to the Investor’s obligations contained in Section 1.2(d)(i) related to the truthfulness of such representations and warranties, the representations and warranties contained in Section 2.5, 2.9, 2.12, 2.34 and 2.52 of the Purchase Agreement shall be updated as follows:

(i)	the reference in Section 2.5 to the Prospectus shall be deemed to be a reference to the Prospectus of the Company dated June 6, 2005 and filed with the Securities and Exchange Commission on June 8, 2005 (the “Common Equity Prospectus”);

(ii)	the last sentence of Section 2.9 is amended by changing the number “4,100,000” to “4,875,000” and deleting the words “and 750,000 shares of Series B Cumulative Redeemable Preferred Stock”;

(iii)	the reference in Section 2.12 to the Prospectus shall be deemed to be a reference to the Common Equity Prospectus;

(iv)	the reference in Section 2.34 to the “Registration Statement and the Prospectus” shall be deemed a reference to the “Common Equity Prospectus”; and

(v)	Section 2.52 is amended by adding at the end of the first sentence thereof the following: “or the consummation of the remaining 75% interest in one of the hotels that is the subject of such agreement.”

(g) Miscellaneous.

(i) The warranties and representations of the Company and the Investor contained in or made pursuant to Sections 1.2(b) and 1.2(c) of this Agreement shall survive the Closing hereunder through and until the expiration of the statute of limitations applicable to each such warranty or representation.

(ii) Except as herein amended, the Purchase Agreement shall remain in full force and effect. Upon effectiveness of this Agreement, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Purchase Agreement, as amended hereby, and each reference to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement shall mean and be a reference to the Purchase Agreement, as amended hereby.

(iii) Capitalized terms used in this Agreement without definition shall have the same respective meanings as set forth in the Purchase Agreement.

(iv) Sections 7.2 through 7.20 of the Purchase Agreement shall be incorporated herein by reference and shall apply to this Agreement as though set forth herein except that each reference to “this Agreement”, “hereby” or similar references to the Purchase Agreement therein shall be a reference to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SECURITY CAPITAL PREFERRED GROWTH INCORPORATED

By:	/s/ Caroline M. Steimle
Name:	Caroline M. Steimle
Its:	Vice President

SUNSTONE HOTEL INVESTORS, INC.

By:	/s/ Jon Kline
Name:	Jon Kline
Its:	Executive Vice President

SUNSTONE HOTEL PARTNERSHIP, LLC

By:	Sunstone Hotel Investors, Inc., its managing member

By:	/s/ Jon Kline
Name:	Jon Kline
Its:	Executive Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SERIES C CUMULATIVE

CONVERTIBLE REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT

AND COMMON STOCK PURCHASE AGREEMENT]

EXHIBIT A-1

The opinion of Sullivan & Cromwell LLP shall be substantially to the effect and in the form of the corporate opinion to be delivered by them at the closing under the Purchase Agreement; provided, however, that such opinion shall relate to this Agreement, the Registration Rights Agreement as attached to this Agreement and the June Shares.

Exhibit A-2

The opinion of Venable LLP shall be substantially to the effect and in the form of the opinion to be delivered by them at the closing under the Purchase Agreement; provided, however, that such opinion shall relate to this Agreement, the Registration Rights Agreement as attached to this Agreement and the June Shares.

Exhibit A-3

The opinion of Sullivan & Cromwell LLP shall be substantially to the effect and in the form of the opinion to be delivered by them at the closing under the Purchase Agreement; provided, however, that such opinion shall relate to this Agreement.

EXHIBIT B